UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	09-154 (Commission File Number)	83-0211506 (IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2007, Paradigm Holdings, Inc., a Wyoming corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Trinity IMS, Inc., a Nevada corporation (“Trinity”) and the shareholders of Trinity (the “Shareholders”). A copy of the Stock Purchase Agreement is attached hereto as Exhibit 99.1. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, the Company will purchase from the Shareholders, all of the issued and outstanding capital stock of Trinity and Trinity will become a wholly-owned subsidiary of the Company in exchange for a promissory note to be issued to the Shareholders. In addition, under certain conditions as set forth in the Stock Purchase Agreement, the Shareholders will be eligible for incentive bonuses for winning new contracts for Trinity. Pursuant to the Stock Purchase Agreement, the closing of the transaction shall take place on or before February 28, 2007, or such other date the parties agree.

ITEM 7.01. REGULATION FD DISCLOSURE.

On January 29, 2007, the Company issued a press release with respect to entering into the Stock Purchase Agreement with Trinity. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Stock Purchase Agreement, dated January 29, 2007, by and among Paradigm Holdings, Inc., Trinity IMS, Inc. and the shareholders of Trinity IMS, Inc.	Provided herewith

Exhibit 99.2	Press Release	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

Date: January 30, 2007	By:	/s/ Peter B. LaMontagne
Peter B. LaMontagne
President and Chief Executive Officer